Exhibit 99.1
Electric City Announces New Brand Image with Name Change to Lime Energy
New Name Reflects Company’s Goal to Become the Nation’s Leading Energy Efficiency Solutions and
Technology Provider
ELK GROVE VILLAGE, Illinois, Sept 13, 2006 — In a move that reflects the company’s goal to become the nation’s premier energy efficiency solutions and technology provider, Electric City Corp. (OTCBB: ELCY) announced today it is changing its name to Lime Energy, using letters from its new energy savings corporate tagline, “Less Is More Efficient.” The company, based in Elk Grove Village, Illinois, has applied for a new ticker symbol which will reflect its name change and hopes to begin trading under the new symbol next week. An announcement will be made once the new ticker symbol is issued.

“The name change and new Lime Energy brand reflects the image that the company wishes to convey to our customers, shareholders and the broader electricity and energy efficiency industry as we progress toward our goal, stated Dan Parke, President and Chief Operating Officer of Lime Energy. “The tagline itself, ‘Less Is More Efficient,’ more accurately describes the “green” energy efficiency technologies offered by Lime Energy, further positioning us as a unique player in the energy market.”

As part of the name change, Lime Energy, the parent company, will encompass two operating subsidiaries; Parke Industries, which will operate as Parke Industries, a Lime Energy company and Maximum Performance Group (MPG), which will operate as Maximum Performance Group, a Lime Energy company.

To reflect all of these changes, the company has launched a new website at www.lime-energy.com. Existing websites for Parke Industries, MPG and Electric City now will be directed to the new Lime Energy integrated website.

“The birth of Lime Energy is a result of the many positive changes our company has gone through over the last eight months,” stated David Asplund, CEO of Lime Energy. “As a result of these changes we are now positioned to be a world class sales and marketing company offering our customers a broad array of energy saving solutions for their lighting and HVAC systems. With our unique and proprietary energy saving technologies, our solutions produce immediate, substantial and recurring savings which go right to our customers’ bottom line. In addition, our customers are directly helping to reduce the greenhouse gases which cause global warming.”

“We wanted a new brand name for our family of companies to represent our new collective and growing enterprise,” continued Parke. “We chose Lime Energy because it’s new, it’s fresh, it stirs questions, it creates interest, it provides a lasting, memorable image with our clients and within the industry, it’s different, it’s green, it conveys an environmental message, and most importantly, like our company, it is unique. Today, our company has a new attitude and this attitude touches every aspect of our businesses. The new brand name, Lime Energy, will add clarity, consistency, and excitement for our employees, our customers and our shareholders.”

Parke Industries is a Glendora (Los Angeles County), California, energy services provider specializing in the design, engineering and installation of energy efficient lighting upgrades for commercial and industrial users.

MPG is a technology based energy and asset management provider using web-based software and enabling hardware to assure optimal performance of its customers’ energy consuming assets. The company maintains offices in New York and San Diego.

About Lime Energy
Lime Energy is a developer, manufacturer and integrator of energy savings technologies. Lime Energy is comprised of three integrated operating companies that bring their extensive experience and technologies together to provide customers with total energy solutions. Lime Energy is based in Elk Grove Village, Illinois and is traded on the OTC Bulletin Board under the symbol ELCY. Additional information is available at the company’s website at http://www.lime-energy.com or by calling 847-437-1666.
Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone: (905) 326-1888
E-mail: glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “work toward,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks are referenced in the Company’s current Annual Report on form 10-K or as may be described from time to time in subsequent SEC filings.